Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the “Agreement”) is entered into by and between Zedge Europe AS and Zedge, Inc. (collectively, the “Zedge Entities”) on the one hand, and Tom Arnoy (“Employee”) on the other hand, and the parties agree to the terms and conditions set forth below:

1. The Employee has resigned from his positions as General Manager of Zedge Europe AS, as Chief Executive Officer of Zedge, Inc., and as an ex-officio member of the Zedge, Inc. Board of Directors, in each case effective as of the close of business on August 31, 2019 (the “Separation Date”). From the same date, the Employee has withdrawn from his position as Chairman of Zedge Europe AS. Employee will notify the Central Coordinating Register for Legal Entities (Brønnøysund Register) about his resignation as Chairman immediately, and no later than one week after signing this Agreement. Except for payment for accrued but unused vacation time through the Separation Date which shall be paid to Employee in January 2020, following the Separation Date, Employee shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through the Zedge Entities, and Employee shall not receive any benefits or payments from the Zedge Entities, except as specifically set forth in this Agreement.

2. Obligations of the Zedge Entities.

a. In full and final settlement of any and all claims that Employee has, had, or may have against the Zedge Entities in any country and/or jurisdiction,

(i) the Zedge Entities shall pay to Employee the total gross amount of One Million Two Hundred Forty-One Thousand One Hundred Fourteen (1,241,114) Norwegian Krone (“NOK”) (the “Separation Pay”), which will be paid to Employee less applicable taxes and withholdings in accordance with the following schedule: (A) three (3) equal gross installments of NOK 206,852.34 to be paid monthly in accordance with Zedge Europe AS’s regular payroll schedule beginning no later than the second payroll following the Effective Date of this Agreement as set forth in subsection 6(g) below; and (B) one gross payment of NOK 620,557 to be paid not later than the next payroll date following the last payment set forth in Section 2(a)(i)(A); and

(ii) notwithstanding the provisions of the three (3) Amended and Restated Nonqualified Stock Option Agreements between Employee and Zedge, Inc.each dated June 2, 2016, the provisions of the Nonqualified Stock Option Agreement between Employee and Zedge, Inc. dated November 27, 2017, and the provisions of the Amended and Restated Nonqualified Stock Option Agreement between Employee and Zedge, Inc. dated November 27, 2017 (collectively, the “Grant Agreements”), the options granted thereunder shall not terminate as a result of the termination of Employee’s Continuous Service with Zedge, Inc. and the options shall continue to vest as scheduled, and all vested options shall remain exercisable through the scheduled expiration, in each case, subject to, and in accordance with, the terms of the respective Grant Agreement, provided that, in consideration thereof, Employee agrees (A) that, to the extent that he has access to material non-public information regarding Zedge, Inc., he will remain subject to the provisions of Zedge, Inc.’s Insider Trading Policy as if he remained an executive officer of Zedge, Inc., and (ii) for a period of two (2) years from the date hereof, not to sell equity securities of Zedge, Inc. during a trading day that account for more than 10% and 15% of the average daily trading volume for the Zedge Inc. Class B common stock for the trailing thirty (30) days prior to the date of sale in the first year and second year, respectively, following the Effective Date of this Agreement.

Employee acknowledges and agrees that each of the foregoing constitute good and sufficient consideration for this Agreement, including the release contained herein.

3. Obligations of Employee.

a. Employee, on behalf of Employee, Employee’s heirs, executors, administrators, successors, and assigns and all persons who may have a cause of action through Employee (collectively, “Releasors”), to the maximum extent permitted by law, completely and forever releases the Zedge Entities and their past, present and/or future parent companies, partners, divisions, subsidiaries, affiliates, trustees, corporations under common control or ownership, business partners, and each of their current and former officers, directors, shareholders, members, attorneys, insurers, agents and current and former employees, and each of their predecessors, successors, and assigns, and all related persons, individually and in their official capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively, “Releasees”), from any and all claims, demands, actions, or liabilities, known or unknown, including without limitation any claims arising out of Employee’s former employment by, or service as an officer or director of, the Zedge Entities and/or Employee’s separation therefrom, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. § 1981; the Age Discrimination in Employment Act (“ADEA”), as amended, and the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974, as amended; the Americans with Disabilities Act of 1990, as amended; the Immigration Reform and Control Act; New York Human Rights Law (N.Y. Exec., §290 et seq.); N.Y. Civ. Rights Law §40 et seq.; New York City Human Rights Law (8 N.Y. Admin. Code §8-101 et seq.); all other applicable US, Norwegian, and New York laws, statutes, local ordinances, rules, or regulations; and all laws that govern discrimination, including without limitation discrimination based on religion, color, race, sex, pregnancy, sexual harassment, national origin, marital status, genetic information, age, retaliation, handicap, and/or disability; and any other statutory, common law, or public policy claim, including without limitation any tort claim (including without limitation any claim for misrepresentation or fraud, assault, battery, intentional infliction of emotional distress, tortious interference with employment, defamation, invasion of privacy, negligence, or negligent hiring, retention, or supervision), any contract claim, and any employment law claim (including without limitation any claim concerning recruitment, hiring, termination, retaliation, severance pay, stock options, whistleblowing, compensation, sick leave, holiday pay, vacation pay, fringe benefits, discrimination and/or harassment); whether federal, state, or local; whether in law or in equity; whether of any type whatsoever from the beginning of the world to the date of Employee’s execution of this Agreement. Employee expressly intends this release to reach to the maximum extent permitted by law. The above list of statutes is meant to be illustrative, not exhaustive. However, nothing in this Agreement shall be construed to prevent Employee from enforcing Employee’s rights under this Agreement or from asserting claims for Employee’s accrued, vested benefits under any employee benefit plans in accordance with the terms of such plans and applicable law. If any claim is not subject to release, to the extent permitted by law, Releasors waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Releasees are a party.

b. Employee agrees and acknowledges that the consideration provided for in this Agreement is in addition to any payments, benefit or thing of value to which Employee already is entitled from the Zedge Entities under any contract, policy, plan, procedure, or otherwise.

c. Employee agrees, to the maximum extent permitted by law, not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Employee’s spouse/significant other, tax advisor, and/or attorneys with whom Employee chooses to consult regarding Employee’s consideration of this Agreement; provided that prior to disclosing to such individuals, Employee will inform the recipients that they are bound by the limitations of this paragraph and Employee further agrees that the Zedge Entities shall have the right to reasonably determine that subsequent disclosures of such information by any such recipients may be deemed to be a disclosure by Employee in material breach of this Agreement. Employee further agrees, to the maximum extent permitted by law, not to make, or induce or cause any other person or entity to make, negative statements or communications disparaging the Zedge Entities or their officers, directors, managers, shareholders, members, agents, business, practices, services or products. The Zedge Entities agree, to the maximum extent permitted by law, that the Zedge Entities will not, and will use reasonable efforts so that the current officers of the Zedge Entities as of the date hereof will not, make, or induce or cause any other person or entity to make, public negative statements or communications disparaging Employee. Responding to legal process, required governmental testimony or filings, or administrative or arbitration proceedings (including without limitation depositions in connection with such proceedings) or making disclosures or communications that cannot be prohibited pursuant to applicable law will not violate the obligations of this paragraph.

d. Employee acknowledges that Employee understands that nothing in this Agreement precludes Employee from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any comparable federal, state or local governmental agency or testifying, assisting or participating in any investigation, hearing or proceeding conducted by such agency. However, to the maximum extent permitted by law, Employee, for Employee and the Releasors, waives any right to monetary or other recovery should any claim be pursued by any person, organization or other entity against Releasees on their behalf arising out of or related to Employee’ employment by, or service as an officer or director of, the Zedge Entities.

e. Employee acknowledges that Employee understands that nothing in this Agreement limits Employee from communicating with the Securities Exchange Commission or otherwise participating in any investigation or proceeding that may be conducted by the Securities Exchange Commission, including providing documents or other information, without notice to the Zedge Entities. Nothing in this Agreement limits Employee’s right to receive an award for information provided to the Securities Exchange Commission.

f. Employee warrants that neither Employee, nor anyone acting on Employee’s behalf, has filed any civil action, suit, arbitration, administrative charge or legal proceeding, whether in court or with an administrative agency, against Releasees. Employee acknowledges that Employee has received all wages, bonuses, and compensation and all paid time off, leave, and other benefits to which Employee may have been entitled by virtue of Employee’s former employment by, or service as an officer or director of, the Zedge Entities. Employee affirms Employee has no known workplace injuries or occupational diseases. Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Zedge Entities, including any allegations of corporate fraud.

g. Employee agrees that, between the date hereof and August 31, 2020, Employee will furnish such information and assistance to the Zedge Entities as may be reasonably requested by the Zedge Entities in connection with any issues or matters of which Employee had knowledge during Employee’s employment by, or service as an officer or director of, the Zedge Entities, including without limitation, assisting in the transition of Employee’s prior duties to other employees, officers, and/or directors of the Zedge Entities and attending meetings at the Zedge Entities’ offices or off-site, provided that the Zedge Entities shall coordinate with the Employee reasonably in advance to schedule his cooperative efforts hereunder so as to accommodate his prior personal and professional commitments. The Zedge Entities shall reimburse Employee for the reasonable documented out-of-pocket expenses incurred by Employee in providing information and assistance pursuant to this paragraph, provided that any such expense exceeding FIVE HUNDRED DOLLARS ($500) shall require the advance consent of Zedge, Inc.’s Chief Financial Officer.

h. Employee agrees that, between the date hereof and November 27, 2027, Employee will assist and cooperate with the Zedge Entities in connection with the defense or prosecution of any claim that may be made against or by the Zedge Entities, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Zedge Entities, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations, or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this subsection. The Zedge Entities shall reimburse Employee for the reasonable documented out-of-pocket expenses incurred by Employee in providing assistance and cooperation pursuant to this paragraph, provided that any such expense exceeding FIVE HUNDRED DOLLARS ($500) shall require the advance consent of Zedge, Inc.’s Chief Financial Officer. For the avoidance of doubt, the reimbursement obligations of this paragraph do not include reimbursement for fees and/or costs associated with Employee’s retention of counsel or other advisors.

i. Employee represents and warrants that as of the Zedge Entities’ receipt of this Agreement fully executed by Employee, Employee has returned to the Zedge Entities all property belonging to the Zedge Entities except for the Zedge Entities’-issued laptop computer and cellular telephone that were provided to Employee for use during his employment and/or service as an officer or director (the “Zedge Entities’ Devices”), which the Zedge Entities permit him to retain as his own property. Employee further represents and warrants that as of the Zedge Entities’ receipt of this Agreement fully executed by Employee, Employee has permanently deleted all information regarding the Zedge Entities from the Zedge Entities’ Devices.

j. Any claim or counterclaim by the Zedge Entities to enforce this Agreement shall not be deemed retaliatory.

4. No Admission of Liability.

The parties acknowledge that this Agreement is not an admission of liability or wrongdoing by anyone and all parties deny any wrongdoing or violation of law.

5. Right to Consult with an Attorney.

EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT EMPLOYEE UNDERSTANDS THAT EMPLOYEE HAS BEEN ADVISED OF EMPLOYEE’S RIGHT TO CONSULT WITH AN ATTORNEY AND THAT EMPLOYEE WAS URGED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

6. General Terms.

a. The parties affirm that the terms stated in this Agreement are the only consideration for them to sign this Agreement, and no other promise or agreement of any kind has been made to or with them by any person or entity whomsoever to cause them to execute this Agreement, and that they fully understand the meaning and intent of this Agreement, including but not limited to its final and binding effect. Except for any confidentiality, non-disclosure, assignment of inventions, non-competition, and/or non-solicitation obligations that Employee has to Zedge Europe AS and/or Zedge, Inc., that are, by their terms, intended to survive termination of employment and/or or service as an officer or director of Zedge Europe AS and/or Zedge, Inc., which shall remain in full force and effect, this Agreement contains the entire agreement between the parties and replaces any and all prior contracts, agreements, or understandings between the parties arising out of or relating Employee’s employment by, or service as an officer or director of, the Zedge Entities. This Agreement may only be changed in a writing signed by both the Zedge Entities and Employee.

b. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of New York, without regard to New York’s conflict of laws principles, and the exclusive venue for any action to enforce or construe the Agreement shall be in federal or state court in New York City, New York. It is agreed that each party irrevocably consents to the exercise of personal jurisdiction over such party by such courts, agrees that venue shall be proper in such courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue or forum non conveniens.

c. Section 409A of the Internal Revenue Code of 1986, as amended. It is hereby affirmed that with respect to any and all payments and benefits under this Agreement, the intent is that such benefits either: (i) do not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), and therefore are exempt from Section 409A, (ii) are subject to a “substantial risk of forfeiture” and are exempt from Section 409A under the “short−term deferral rule” set forth in Treasury Regulation §1.409A−1(b)(4); or (iii) are in compliance with the terms of 409A. It is further confirmed that all provisions of this Agreement are intended to be construed, interpreted and administered in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

d. If one or more provisions of this Agreement is held to be unenforceable, the remaining provisions nonetheless shall be enforced to the maximum extent possible. Further, if any release or covenant set forth in paragraph 3 of this Agreement is held to be unenforceable, Employee agrees to execute a release or covenant of comparable scope that is legal and enforceable.

e. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

f. This Agreement may be executed in counterparts, and if so executed each such counterpart shall have the force and effect of an original. The parties represent and warrant that they are authorized and entitled to sign this Agreement and that no other person or entity has any interest in the matters released in this Agreement and that the parties own and have not sold, pledged, assigned or transferred to any person or entity all or any portion of the matters or claims released in this Agreement and that the parties will indemnify and hold harmless each other from any such claim that may be asserted against the other by any other person or entity. The person(s) signing this agreement on behalf of each of the Zedge Entities is authorized to do so.

g. TO RECEIVE THE PROMISES AND BENEFITS UNDER THIS AGREEMENT, EMPLOYEE MUST ACCEPT THIS AGREEMENT BY SIGNING AND RETURNING THIS AGREEMENT TO JONATHAN REICH AT JONATHAN.REICH@ZEDGE.NET ON OR AFTER SEPTEMBER 1, 2019 AND ON OR BEFORE SEPTEMBER 23, 2019 (AND NOT THEREAFTER REVOKE EMPLOYEE’S ACCEPTANCE). EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE UNDERSTANDS THAT EMPLOYEE MAY VOLUNTARILY WAIVE SOME OR ALL OF THE TWENTY-ONE (21) DAY PERIOD. EMPLOYEE FURTHER ACKNOWLEDGES THAT, IN THE EVENT THAT EMPLOYEE EXECUTES AND RETURNS THIS AGREEMENT PRIOR TO THE END OF THE TWENTY-ONE (21) DAY PERIOD, EMPLOYEE’S DECISION TO DO SO WILL NOT HAVE BEEN INDUCED BY A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE’S SIGNING THIS AGREEMENT IS COMPLETELY KNOWING AND VOLUNTARY.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT BY DELIVERING A WRITTEN STATEMENT OF REVOCATION WITHIN THAT SEVEN (7) DAY PERIOD TO JONATHAN REICH AT JONATHAN.REICH@ZEDGE.NET. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL THE EIGHTH (8TH) DAY FOLLOWING EMPLOYEE’S EXECUTION THEREOF (THE “EFFECTIVE DATE”). IN THE EVENT EMPLOYEE REVOKES THIS AGREEMENT ON OR BEFORE THE EXPIRATION OF THE SEVEN (7) DAY PERIOD, THE ZEDGE ENTITIES SHALL NOT BE OBLIGATED TO PROVIDE THE CONSIDERATION SET FORTH IN THIS AGREEMENT AND THIS AGREEMENT SHALL BE OF NO FURTHER FORCE OR EFFECT.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST THE RELEASEES, AS DEFINED ABOVE, WHETHER INDIVIDUALLY OR COLLECTIVELY.

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

Zedge Europe AS

		By:	/s/ Vemund Lindaas

By:	/s/ Tom Arnoy	Print Name: Vemund Lindaas
	Tom Arnoy	Print Title: General Manager

Date: August 31, 2019		Date: August 31, 2019

Zedge, Inc.

By:	/s/ Jonathan Reich

Print Name: Jonathan Reich
Print Title: CFO/COO

Date: August 31, 2019

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